Exhibit 99.1

NEWS RELEASE

Contact:	Will McDowell, Investor Relations – (215) 761-4198
Matt Asensio, Media Relations – (860) 226-2599

CIGNA REPORTS STRONG SECOND QUARTER 2015 RESULTS,
AFFIRMS INCREASED OUTLOOK

o	Consolidated revenues increased 9% to $9.5 billion in the second quarter

o	Adjusted income from operations1 was $664 million, or $2.55 per share, which represents per share growth of 23% over second quarter 2014

o	Shareholders’ net income for the second quarter was $588 million, or $2.26 per share

o	Projected adjusted income from operations1,2 for 2015 is now estimated to be in the range of $2.16 billion to $2.24 billion, or $8.30 to $8.60 per share3

BLOOMFIELD, CT, July 30, 2015 – Cigna Corporation (NYSE: CI) today reported second quarter 2015 results with strong revenue and earnings contributions across the Company’s diversified portfolio of businesses.

Consolidated revenues in the quarter were $9.5 billion, an increase of 9% over second quarter 2014 primarily driven by continued growth in Cigna's targeted customer segments.

Cigna's adjusted income from operations1 for the second quarter of 2015 was $664 million, or $2.55 per share, compared to $559 million, or $2.07 per share, for the second quarter of 2014.  Results reflect strong revenue growth, continued effective medical cost management, and disciplined operating expense management.

“Cigna’s strong second quarter results once again reflect the consistent effective execution of our global strategy," said David M. Cordani, President and Chief Executive Officer.  “As we look to the future, and our recent announcement that we will combine with Anthem to build the industry’s premier health service company, we remain focused on delivering affordable, personalized solutions that create sustained long-term value for the benefit of our customers and clients around the world.”

Cigna also reported shareholders’ net income of $588 million, or $2.26 per share, for the second quarter of 2015, compared to $573 million, or $2.12 per share, for second quarter of 2014.  Shareholders’ net income for the second quarter of 2015 included a special item1, which was a charge of $65 million after-tax, or $0.25 per share, related to costs associated with the previously announced early redemption of long term debt.

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and a reconciliation of adjusted income from operations1 to shareholders’ net income:

Consolidated Financial Results (dollars in millions, customers in thousands):
				Six Months
	Three Months Ended			Ended
	June 30,		March 31,	June 30,
	2015	2014	2015	2015

Consolidated Revenues	$9,492	$8,733	$9,467	$18,959

Consolidated Earnings, net of taxes
Adjusted income from operations1	$664	$559	$513	$1,177
Net realized investment gains	13	43	48	61
Amortization of other acquired intangible assets	(24)	(29)	(28)	(52)
Special items1	(65)	-	-	(65)
Shareholders' net income	$588	$573	$533	$1,121

Adjusted income from operations1, per share	$2.55	$2.07	$1.96	$4.52
Shareholders' net income, per share	$2.26	$2.12	$2.04	$4.30

	As of the Periods Ended
	June 30,		March 31,	December 31,
	2015	2014	2015	2014

Global Medical Customers	14,771	14,247	14,654	14,456

•	Cash and short term investments at the parent company were approximately $560 million at June 30, 2015 and approximately $400 million at December 31, 2014.

•	Year to date, as of July 29, 2015, the Company repurchased approximately 4.3 million shares of stock for approximately $515 million.

•
After considering all sources and uses of cash for the remainder of 2015, the Company expects to have approximately $1.3 billion available for capital deployment in addition to $250 million held at the parent for liquidity purposes.

•
Second quarter 2015 net cash flows from operating activities of $445 million were impacted by timing of government reimbursements for Individual risk mitigation programs and for Medicare Part D programs.  Adjusting for those items, second quarter 2015 net cash provided by operating activities would have approximated 1.2 times adjusted income from operations.

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 2 for a reconciliation of adjusted income (loss) from operations1 to shareholders’ net income.

Global Health Care

This segment includes Cigna’s Commercial and Government businesses that deliver medical and specialty health care products and services to domestic and multi-national clients and customers using guaranteed cost, retrospectively experience-rated and administrative services only (“ASO”) funding arrangements.  Specialty health care includes behavioral, dental, disease and medical management, stop loss and pharmacy-related products and services.

Financial Results (dollars in millions, customers in thousands):
				Six Months
	Three Months Ended			Ended
	June 30,		March 31,	June 30,
	2015	2014	2015	2015

Premiums and Fees	$6,734	$6,119	$6,729	$13,463
Adjusted Income from Operations1	$528	$428	$444	$972
Adjusted Margin, After-Tax5	7.0%	6.3%	6.0%	6.5%

	As of the Periods Ended
	June 30,		March 31,	December 31,
Customers:	2015	2014	2015	2014
Commercial	14,215	13,762	14,099	13,938
Government	556	485	555	518
Medical	14,771	14,247	14,654	14,456

Behavioral Care	24,164	23,055	23,865	23,853
Dental4	13,818	13,304	13,726	13,571
Pharmacy	7,905	7,368	7,909	7,542
Medicare Part D	1,458	1,208	1,468	1,188

•
Second quarter 2015 premiums and fees increased 10% relative to second quarter 2014, driven by customer growth in our Commercial and Government businesses as well as rate actions and specialty contributions.

•
Second quarter 2015 adjusted income from operations1 and adjusted margin, after-tax5, reflect favorable medical and specialty results, continued effective medical cost management, low utilization trend and a favorable operating expense ratio. In addition, second quarter results benefitted from approximately $20 million after-tax related to the update of 2014 risk mitigation programs for our Individual business.

•
Adjusted income from operations1 for second quarter 2015, second quarter 2014, and first quarter 2015 included favorable prior year reserve development on an after-tax basis of approximately $19 million, $16 million and $25 million respectively.

•
The Total Commercial MCR of 77.5% in second quarter 2015 was driven by the ongoing strong performance of our Commercial employer business. The MCR in the quarter relative to second quarter 2014 also benefitted from the impact of risk mitigation programs for our Individual business, business mix shifts and incremental ACA related taxes.

•
The Total Government MCR of 84.4% in the second quarter 2015 reflects the ongoing strong performance in our Medicare Advantage business partially offset by some anticipated pressure in our growing Medicare Part D business.

•
Year-to-date medical cost trend for our total U.S. Commercial book of business reflects continued effective medical cost management, physician engagement and low utilization trend.  We continue to expect full year medical cost trend in the range of 5% to 6%.

•	Global Health Care net medical costs payable6 was approximately $2.20 billion at June 30, 2015 and $1.93 billion at December 31, 2014.

Global Supplemental Benefits

This segment includes Cigna’s global individual supplemental health, life and accident insurance business, primarily in Asia, and Medicare supplement coverage in the United States.

Financial Results (dollars in millions, policies in thousands):
				Six Months
	Three Months Ended			Ended
	June 30,		March 31,	June 30,
	2015	2014	2015	2015

Premiums and Fees7	$749	$722	$735	$1,484
Adjusted Income from Operations1	$77	$64	$69	$146
Adjusted Margin, After-Tax5	9.8%	8.5%	9.0%	9.4%

	As of the Periods Ended
	June 30,		March 31,	December 31,
	2015	2014	2015	2014

Policies7	12,762	12,270	12,528	12,342

•	Excluding the impact of foreign currency movements, second quarter 2015 premiums and fees grew 10% relative to second quarter 2014, reflecting customer growth and strong retention.

•	Second quarter 2015 adjusted income from operations1 and adjusted margin, after-tax5 reflect business growth and favorable operating expenses.

Group Disability and Life

This segment includes Cigna’s group disability, life and accident insurance operations.

Financial Results (dollars in millions):
				Six Months
	Three Months Ended			Ended
	June 30,		March 31,	June 30,
	2015	2014	2015	2015

Premiums and Fees	$978	$890	$976	$1,954
Adjusted Income from Operations1	$106	$110	$51	$157
Adjusted Margin, After-Tax5	10.0%	11.3%	4.8%	7.4%

•	Second quarter 2015 premiums and fees grew 10% relative to second quarter 2014, driven by business growth across the disability, life and accident product lines.

•
Adjusted income from operations1 and adjusted margin, after-tax5 for the second quarter 2015 and the second quarter of 2014 include a favorable after-tax impact related to reserve studies of $37 million and $35 million, respectively.

•	Second quarter 2015 adjusted income from operations1 and adjusted margin, after-tax5 also reflects improvement in claims experience in our life insurance business relative to the first quarter 2015.

Corporate & Other Operations

Adjusted income (loss) from operations1 for Cigna's remaining operations is presented below:

Financial Results (dollars in millions):
				Six Months
	Three Months Ended			Ended
	June 30,		March 31,	June 30,
	2015	2014	2015	2015

Corporate & Other Operations	$(47)	$(43)	$(51)	$(98)

OUTLOOK

Cigna's outlook for full year 2015 consolidated adjusted income from operations1,2 is in the range of $2.16 billion to $2.24 billion, or $8.30 to $8.60 per share.  Cigna’s outlook excludes the potential effects of future capital deployment.3

(dollars in millions, except where noted and per share amounts)	Full-Year Ending
December 31, 2015

Projected Adjusted Income (Loss) from Operations1,2
Global Health Care	$1,790 to 1,830
Global Supplemental Benefits	$240 to 260
Group Disability and Life	$320 to 340
Ongoing Businesses	$2,350 to 2,430

Corporate & Other Operations	$(190)
Consolidated Projected Adjusted Income from Operations1,2	$2,160 to 2,240

Consolidated Projected Adjusted Income from Operations, per share1,2,3	$8.30 to 8.60

2015 Projected Operating Metrics and Ratios Outlook
Consolidated Revenue Growth	8% to 10%

Full Year Total Commercial Medical Care Ratio8	77.5% to 78.5%
Full Year Total Government Medical Care Ratio8	84.5% to 85.5%
Full Year Global Health Care Operating Expense Ratio8	21% to 22%
Global Medical Customer Growth9	2% to 4%

The foregoing statements represent the Company’s current estimates of Cigna's 2015 consolidated and segment adjusted income from operations1,2 and other key metrics as of the date of this release.  Actual results may differ materially depending on a number of factors.  Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release.  Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna’s website in the Investor Relations section (http://www.cigna.com/aboutcigna/investors).

Notes:

1.
Effective January 1, 2015, adjusted income (loss) from operations is defined as shareholders’ net income (loss) excluding the following after-tax adjustments: net realized investment results, amortization of other acquired intangible assets and special items.  Prior year amounts have been adjusted for the exclusion of amortization of other acquired intangible assets.  Special items are included in shareholders’ net income, but excluded from adjusted income (loss) from operations.  Special items are identified in Exhibit 2 of this earnings release.

Adjusted income (loss) from operations is a measure of profitability used by Cigna’s management because it presents the underlying results of operations of Cigna’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income. This consolidated measure is not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income. See Exhibit 2 for a reconciliation of adjusted income from operations to shareholders’ net income.

2.
Management is unable to provide a forward-looking reconciliation of adjusted income (loss) from operations to shareholders’ net income for full year 2015 because future net realized investment results, amortization of other acquired intangible assets and additional special items cannot be identified or reasonably estimated at this time.

3.	The Company’s outlook excludes the potential effects of any share repurchases or business combinations that may occur after the date of this earnings release.

4.	Prior period dental customers have been revised to conform to current presentation.

5.	Adjusted margin, after-tax, is calculated by dividing adjusted income (loss) from operations by operating revenues for each segment.

6.
Global Health Care medical costs payable are presented net of reinsurance and other recoverables.  The gross Global Health Care medical costs payable balance was $2.43 billion as of June 30, 2015 and $2.18 billion as of December 31, 2014.

7.
Cigna owns a 50% noncontrolling interest in its China joint venture.  Cigna's 50% share of the joint venture’s earnings is reported in Other Revenues using the equity method of accounting under GAAP.  As such, the premiums and fees and policy counts for the Global Supplemental Benefits segment do not include the China joint venture.

8.	Operating ratios are defined as follows:
•
Total Commercial medical care ratio represents medical costs as a percentage of premiums for all commercial risk products, including medical, pharmacy, dental, stop loss and behavioral products provided through guaranteed cost or experience-rated funding arrangements in both the United States and internationally.

•	Total Government medical care ratio represents medical costs as a percentage of premiums for Medicare Advantage, Medicare Part D, and Medicaid products.
•	Global Health Care Operating Expense Ratio represents operating expenses excluding acquisition related amortization expense as a percentage of operating revenue in the Global Health Care segment.

9.
Global medical customers include individuals who meet any one of the following criteria: are covered under a medical insurance policy, managed care arrangement, or service agreement issued by Cigna; have access to Cigna's provider network for covered services under their medical plan; or have medical claims and services that are administered by Cigna.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made with respect to information contained in this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties.  These statements are not historical facts.  Forward-looking statements may include, among others, statements concerning our projected adjusted income (loss) from operations outlook for 2015, on both a consolidated and segment basis; projected consolidated revenue growth and global medical customer growth, each over year end 2014; projected medical care and operating expense ratios; future financial or operating performance, including our ability to deliver personalized and innovative solutions for our customers and clients and future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; financing or capital deployment plans; our prospects for growth in the coming years; statements regarding the proposed merger between Cigna and Anthem, Inc. (Anthem); and other statements regarding Cigna’s and Anthem’s future beliefs, expectations, plans intentions, financial condition or performance.  You may identify forward-looking statements by the use of words such as “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements.  Such risks and uncertainties include, but are not limited to: our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical costs and price effectively and develop and maintain good relationships with physicians, hospitals and other health care providers; our ability to identify potential strategic acquisitions or transactions and realize the expected benefits of such transactions; the substantial level of government regulation over our business and the potential effects of new laws or regulations, or changes in existing laws or regulations; the outcome of litigation, regulatory audits, investigations and actions and/or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; the effectiveness and security of our information technology and other business systems; and unfavorable industry, economic or political conditions, the timing and likelihood of completion of the proposed merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed merger that could reduce anticipated benefits or cause the parties to abandon the transaction; the possibility that Cigna or Anthem shareholders may not approve the proposed merger; the possibility that the expected synergies and value creation from the proposed merger will not be realized or will not be realized within the expected time period; the risk that the businesses of Cigna and Anthem will not be integrated successfully; disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; the possibility that the proposed merger does not close, including due to the failure to satisfy the closing conditions; the risk that financing for the proposed merger may not be available on favorable terms, as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.cigna.com as well as on Anthem’s most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.antheminc.com.   You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify.  Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

CIGNA CORPORATION
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)
(Dollars in millions, except per share amounts)
Exhibit 1

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

REVENUES

Premiums	$7,432	$6,800	$14,834	$13,476
Fees	1,057	958	2,123	1,898
Net investment income	297	294	573	571
Mail order pharmacy revenues	625	547	1,203	1,042
Other revenues	60	69	132	135
Total operating revenues	9,471	8,668	18,865	17,122
Net realized investment gains	21	65	94	107

Total	$9,492	$8,733	$18,959	$17,229

ADJUSTED INCOME (LOSS) FROM OPERATIONS (1)

Global Health Care	$528	$428	$972	$895
Global Supplemental Benefits	77	64	146	121
Group Disability and Life	106	110	157	177
Ongoing Operations	711	602	1,275	1,193
Corporate and Other	(47)	(43)	(98)	(101)

Total	$664	$559	$1,177	$1,092

After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains	13	43	61	70
Amortization of other acquired intangible assets	(24)	(29)	(52)	(61)
Special items	(65)	-	(65)	-

Shareholders' net income (loss)	$588	$573	$1,121	$1,101

DILUTED EARNINGS PER SHARE

Adjusted income (loss) from operations (1)	$2.55	$2.07	$4.52	$4.01
After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains	0.05	0.16	0.23	0.26
Amortization of other acquired intangible assets	(0.09)	(0.11)	(0.20)	(0.22)
Special items	(0.25)	-	(0.25)	-
Shareholders' net income (loss)	$2.26	$2.12	$4.30	$4.05
Weighted average shares (in thousands)	260,097	269,921	260,668	272,181
Common shares outstanding (in thousands)			257,451	264,721

SHAREHOLDERS' EQUITY at June 30,			$11,290	$10,937

SHAREHOLDERS' EQUITY PER SHARE at June 30,			$43.85	$41.32

(1) Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: realized investment results; amortization of other acquired intangible assets; and special items (identified and quantified on Exhibit 2).

CIGNA CORPORATION
RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM OPERATIONS TO SHAREHOLDERS' NET INCOME	Exhibit 2
(Dollars in millions, except per share amounts)

	Diluted
	Earnings						Global
	Per Share			Consolidated			Health Care

Three Months Ended June 30,	2Q15	2Q14	1Q15	2Q15	2Q14	1Q15	2Q15	2Q14	1Q15

Adjusted income (loss) from operations	$2.55	$2.07	$1.96	$664	$559	$513	$528	$428	$444
After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains (losses)	0.05	0.16	0.18	13	43	48	4	18	32
Amortization of other acquired intangible assets	(0.09)	(0.11)	(0.10)	(24)	(29)	(28)	(20)	(26)	(23)
Special items:
Debt extinguishment costs	(0.25)	-	-	(65)	-	-	-	-	-

Shareholders' net income	$2.26	$2.12	$2.04	$588	$573	$533	$512	$420	$453

Weighted average shares (in thousands)	260,097	269,921	261,246

Special items, pre-tax:
Debt extinguishment costs	$(100)	$-	$-	$-	$-	$-

	Diluted
	Earnings					Global
	Per Share		Consolidated			Health Care

Six Months Ended June 30,	2015	2014	2015		2014	2015	2014

Adjusted income (loss) from operations	$4.52	$4.01	$1,177		$1,092	$972	$895
After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains (losses)	0.23	0.26	61		70	36	29
Amortization of other acquired intangible assets	(0.20)	(0.22)	(52)		(61)	(43)	(54)
Special items:
Debt extinguishment costs	(0.25)	-	(65)		-	-	-

Shareholders' net income	$4.30	$4.05	$1,121	$-	$1,101	$965	$870

Weighted average shares (in thousands)	260,668	272,181

Common shares outstanding as of June 30, (in thousands)	257,451	264,721

Special items, pre-tax:
Debt extinguishment costs	$(100)	$-	$-	$-

CIGNA CORPORATION
RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM OPERATIONS TO SHAREHOLDERS' NET INCOME	Exhibit 2
(Dollars in millions, except per share amounts)

	Global Supplemental			Group Disability			Corporate
	Benefits			and Life			and Other

Three Months Ended June 30,	2Q15	2Q14	1Q15	2Q15	2Q14	1Q15	2Q15	2Q14	1Q15

Adjusted income (loss) from operations	$77	$64	$69	$106	$110	$51	$(47)	$(43)	$(51)
After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains (losses)	(3)	-	3	5	6	14	7	19	(1)
Amortization of other acquired intangible assets	(4)	(3)	(5)	-	-	-	-	-	-
Special items:
Debt extinguishment costs	-	-	-	-	-	-	(65)	-	-

Shareholders' net income	$70	$61	$67	$111	$116	$65	$(105)	$(24)	$(52)

Weighted average shares (in thousands)

Special items, pre-tax:
Debt extinguishment costs	$-	$-	$-	$-	$-	$-	$(100)	$-	$-

	Global Supplemental		Group Disability		Corporate
	Benefits		and Life		and Other

Six Months Ended June 30,	2015	2014	2015	2014	2015	2014

Adjusted income (loss) from operations	$146	$121	$157	$177	$(98)	$(101)
After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains (losses)	-	-	19	13	6	28
Amortization of other acquired intangible assets	(9)	(7)	-	-	-	-
Special items:
Debt extinguishment costs	-	-	-	-	(65)	-

Shareholders' net income	$137	$114	$176	$190	$(157)	$(73)

Weighted average shares (in thousands)

Common shares outstanding as of June 30, (in thousands)

Special items, pre-tax:
Debt extinguishment costs	$-	$-	$-	$-	$(100)	$-